Exhibit 99.1

Polished.com Announces Results for Second Quarter of 2023

Reaffirms Previously Stated Guidance for FY 2023

BROOKLYN, N.Y.--(BUSINESS WIRE)--Polished.com Inc. (NYSE American: POL) (“Polished” or the “Company”) today reported financial results for the three months ended June 30, 2023. The Company’s 10-Q and additional information can be found on its investor relations website:

https://investor.polished.com/financials/sec-filings.

Top Metrics – Second Quarter of 2023

●	Net product sales for the second quarter were $87.8 million, compared to $138.5 million in the prior year period.

●	Gross profit for the quarter was $19.6 million (22.3% margin), compared to $23.0 million (16.6% margin) in the prior year period.

●	Net income for the quarter was $1.0 million, or $0.01 per diluted common share, compared to a net loss of $4.3 million, or $0.04 per diluted common share, in the prior year period.

●	Adjusted EBITDA for the quarter was $1.6 million (1.8% margin).

Rick Bunka, Chief Executive Officer, commented:

“The second quarter results are consistent with the estimated range previously provided for both Net Sales and EBITDA. The decline in sales observed during the first half of the year was driven by a pullback in sales in the luxury appliance category and declines across the balance of mass appliance categories. The Polished team remains focused on stabilizing the business and building a foundation for future growth. The Company’s first and second quarter results demonstrate that we can deliver more normalized margins and positive EBITDA on reduced volume. We intend to build on this momentum as our fix-and-rebuild year continues and a foundation is laid for stronger profitability and sustainable cash flow generation in 2024.”

Guidance

Management reaffirms previously stated guidance of Net Sales between $375 million and $400 million for 2023 and low-single-digit EBITDA margins for 2023.

These expectations are made as of August 14, 2023, and remain subject to substantial uncertainty. Results are unpredictable and may be materially affected by various factors, such as the economy, inflation, interest rates, regional labor markets, supply chain constraints and other variables.

Conference Call

The Company will host an investor conference call at 8:30 a.m. ET on Tuesday, August 15, 2023 to review its results. The phone number for the investor conference call is 1-844-881-0136 (toll-free) or 1-412-902-6507 (international); please ask to join the Polished Second Quarter Earnings Call. This call and all supplemental information can be accessed on the Company’s investor relations site at https://investor.polished.com.

ABOUT POLISHED

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

NON-GAAP FINANCIAL MEASURES

The Company’s audited consolidated financial statements and unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company believes the non-GAAP financial measures presented in this press release will help investors understand the financial condition and operating results of the Company and assess the Company’s future prospects. The Company believes these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

The Company recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

The non-GAAP financial measure used in this press release is adjusted EBITDA. The Company defines adjusted EBITDA as net income before income taxes, depreciation and amortization, financing costs, interest expense, sales tax accrual and one-time non-operational events. Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered an alternative to any financial measure that was calculated under GAAP. Adjusted EBITDA is used to facilitate a comparison of the ordinary, ongoing and customary course of the operations of the combined company on a consistent basis from period to period and provide an additional understanding of factors and trends affecting the business of the Company. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

The reconciliation of adjusted EBITDA to net income for the Company is provided below (in thousands):

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Net income	$1,004	$(1,757)
Income taxes	328	432
Interest expense	1,053	2,935
Depreciation and amortization	1,068	2,138

EBITDA	3,453	3,748
Management fee	62	125
Change in fair value of derivative	(1,899)	(574)

ADJUSTED EBITDA	$1,616	$3,299

Contacts

Investor Relations
ir@polished.com

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